EXHIBIT 10.3

                                  Fee Agreement
                                  -------------

         THIS FEE AGREEMENT (this "Agreement") dated the 15th day of January, 2004, is entered into by and between James m. Hill, and Power Technology Inc., a Nevada corporation (and its successors and assigns) with principal offices in Lions Bay, BC VON 2 ("Client").

         FOR AND IN CONSIDERATION of the mutual promises and covenants set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. An annual compensation of 30,000.00 payable in non assessable shares of Client's common stock, payable quarterly, stock shall be paid by Client to hill for advice and consulting on strategic issues. The retainer shall be paid in common stock of the Client registered through an S-8 registration. The shares shall be deemed to have been earned upon signing of this agreement.

         2. Client is authorized to disclose Hill's status as a consultant under the terms of this Agreement to such persons and in such manner as may be deemed necessary to Client or its counsel.

         3. Hill shall not be responsible for any representation or warranty made by any person or entity who or which Hill may introduce to Client or for any undertaking, representation, or warranty made by Client. Client further agrees to indemnify Hill and hold Hill harmless from any and all liabilities that Hill may incur as a result of any transaction entered into or as a result of any misrepresentation or material omission by Client.

         4. Hill shall not be liable hereunder for any matter connected with this Agreement, except for a lack of good faith and for obligations expressly assumed by it in this Agreement. Hill's sole obligation is as set forth in paragraph 1, and Hill shall not have any obligation or any responsibility for assisting in any negotiations between Client or any other person. At Hill's request, its representatives shall have the right to participate in discussions between Client and parties introduced by Hill.

         5. Client represents to Hill, and agrees to represent to Hill at closing of any transaction contemplated hereby, as follows:

         (a) Client is a corporation duly authorized, validly existing, and in good standing under the laws of the state of its incorporation and has the corporate power and authority to enter into and perform this Agreement;

         (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Client's board of directors; and

         (c) This Agreement constitutes a valid and binding agreement of Client enforceable in accordance with its terms.

         6. This Agreement shall terminate and be of no further force and effect and the liability of the parties hereto shall cease at any time after January 15th,2005.

         7. From time to time and at the request of Hill, but not more frequently than monthly, Client shall provide Hill a written report of the status of negotiations between Client and any party introduced to Client by Hill.

         8. All notices, demands, requests, or other communications required or authorized hereunder shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent overnight express delivery; if sent by registered mail or certified mail, return receipt requested and postage prepaid; or if sent by overnight express delivery:

         If to Hill, to:  James M. Hill
                          1230 Seymour Blvd.
                          North Vancouver, B.C.,V7J 2J8
                          Phone:  (604}987 2624


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         If to Client, to: Lee Balak
                           Power Technology Inc.
                           15 Ocean View Road
                           Lions Bay, BC VON2
                           Phone: (604) 925-0716

or other such addresses and facsimile numbers as shall be furnished by any party, from time to time, in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, three days after the date so mailed, or one day after the date so sent by overnight delivery.

         9. In the event legal action is brought to enforce any provision of this Agreement, the defaulting party agrees to pay all reasonable costs and attorneys' fees incurred by the non-defaulting party in enforcing any remedy under this Agreement or in seeking any other remedy, whether by law or equity.

         10. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Nevada.

         DATED as of the date first above written.

BY: /s/ James M. Hill
    -----------------------------------------------------
        James M. Hill


Power Technology Inc.

BY: /s/ Lee Balak
   --------------------------------------------------------
         Lee Balak
         ITS:  President



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